ADVISORY AND SERVICE CONTRACT
                                     BETWEEN
                            ACTIVA MUTUAL FUND TRUST
                                       AND
                          ACTIVA ASSET MANAGEMENT, LLC


         AGREEMENT made as of the 11th day of June 1999 between the ACTIVA MUTUAL FUND TRUST, a Delaware business trust (hereinafter called the "Trust") on behalf of each fund series ("Fund") identified on Schedule A, and ACTIVA ASSET MANAGEMENT, a Michigan LLC (hereinafter called the "Adviser");
                                   WITNESSETH:
         In consideration of the mutual covenants hereinafter contained, it is hereby agreed by the parties hereto as follows:
         1. DUTIES OF THE ADVISER. The Trust hereby employs the Adviser to provide investment management services on a regular basis to each Series of the Trust set forth on Exhibit A hereto ("Fund"). Such services shall be subject to the review and approval of the Board of Trustees of the Trust, and to the provisions of the Fund's current prospectus, and shall include (i) managing the Fund's portfolio; (ii) setting the overall investment strategies of the Fund;
(iii) allocating and, when appropriate, reallocating the assets of the Fund among Sub-Advisers in those cases where a Fund has more than one Sub-Adviser;
(iv) recommending Sub-Advisers when appropriate; and (v) monitoring and evaluating the investment performance of the Sub-Advisers of the Funds, including their compliance with the investment objectives, policies and restrictions of the Funds. The Adviser will, from time to time, discuss with the Trust economic investment developments which may affect the Fund's portfolio and furnish such information as the Adviser may believe appropriate for this purpose. The Adviser will maintain such statistical and analytical information with respect to the Fund's portfolio securities as the Adviser may believe appropriate, and shall make such materials available for inspection by the Trust, as may be reasonable. The Adviser, for all purposes herein provided, shall be deemed to be an independent contractor and, unless otherwise expressly provided or authorized, shall have no authority to act for or represent the Trust in any way or otherwise be deemed an agent of the Trust. The Adviser shall be free to render similar services or other services to others so long as its

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services hereunder shall not be impaired thereby. The Adviser shall be permitted to enter into an agreement with another investment advisory organization whereby the other organization will provide all or a part of the investment advice and the services required to manage the Trust's investment portfolio. The fees for such services shall be paid by the Adviser, not the Trust or the Funds. Any such agreement will be subject to approval as required in Section 5 herein.
         2. FEES AND EXPENSES. For the services and facilities to be rendered, as provided herein, during any fiscal quarter by the Adviser hereunder, the Trust shall pay the Adviser a fee, payable quarterly, at the annual rate for each Fund as set forth in Exhibit A. Each Fund's assets shall be determined as of the close of each business day throughout the quarter. For the month and year in which this agreement become effective or terminates, there shall be an appropriate proration on the basis of the number of days that the agreement is in effect during the month and year, respectively.
         It is understood that each Fund will pay all its expenses other than those expressly stated to be payable by the Adviser hereunder. The expenses payable by each Fund shall include, without implied limitation, (i) expenses of maintaining the Fund and continuing its existence; (ii) registration of the Trust under the Investment Company Act of 1940; (iii) commissions, fees and other expenses connected with the acquisition, disposition and valuation of securities and other investments; (iv) auditing, accounting and legal expenses;
(v) taxes and interest; (vi) government fees; (vii) expenses of issue, sale, repurchase and redemption of shares; (viii) expenses of registering and qualifying the Trust, the Fund and its shares under federal and state securities laws and of preparing and printing prospectuses for such purposes and for distributing the same to shareholders and investors, and fees and expenses of registering and maintaining registrations of the Fund and of the Fund's principal underwriters, if any, as broker-dealer or agent under state securities laws; (ix) expenses of reports and notices to stockholders and of meetings of stockholders and proxy solicitations therefore; (x) expenses of reports to governmental officers and commissions; (xi) insurance expenses; (xii) association membership dues; (xiii) fees, expenses and disbursements of custodians and sub-custodians for all services to the Trust (including without limitation safekeeping of funds and securities, and keeping of books and accounts); (xiv) fees, expenses and disbursement of transfer agents, dividend disbursing agents, stockholder servicing agents and registrars for all services to the Trust; (xv) expenses for servicing shareholder accounts; (xvi) any direct

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charges to shareholders approved by the Trustees of the Trust; and (xvii) such non-recurring items as may arise, including expenses incurred in connection with litigation, proceedings and claims and the obligation of the Trust to indemnify its Trustees and officers with respect thereto.
         3. MUTUAL INTERESTS. Subject to applicable statutes and regulations, it is understood that trustees, officers, beneficial shareholders, or agents of the Trust or the Funds may be interested in the Adviser as directors, officers, stockholders, agents, or otherwise; and that the directors, officers, stockholders, and agents of the Adviser may be interested in the Trust or the Funds otherwise than as directors, officers, or agents.
         4. LIMITATION OF LIABILITY OF THE ADVISER. The Adviser shall not be liable for any error of judgment or of law, or for any loss suffered by the Trust, the Funds, or any stockholder in connection with the matters to which this agreement relates, except loss resulting from willful misfeasance, bad faith or gross negligence on the part of the Adviser in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations and duties under this agreement.
         5. DURATION AND TERMINATION OF THIS AGREEMENT. This agreement shall become effective upon execution and shall remain in force for two years, unless sooner terminated as hereinafter provided and shall continue in force from year to year thereafter, but only so long as such continuance is specifically approved, at least annually, by a majority vote of the Trustees of the Trust, including a majority of the Trustees who are not parties to the agreement or interested persons of any such party (other than as Trustees of the Trust) or by a vote of a majority of the Trust's outstanding shares, but in either case by the disinterested Trustees, in the manner required by the Investment Company Act of 1940.
         This agreement may be terminated by the Trust or by the Adviser at any time without payment of any penalty by vote of the Trustees of the Trust, or by the Adviser, or by vote of the holders of a majority of the outstanding shares of the Fund on sixty (60) days' written notice to the other parties hereto.
         Termination of this agreement shall not affect the right of the Adviser to receive payments on any unpaid balance of the compensation described in
Section 2 earned prior to such termination.

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         If any provision of this agreement shall be held or made invalid by a court decision, statute, rule or otherwise, the remainder shall not be thereby affected.
         This agreement shall automatically terminate in the event of its assignment. The term "assignment" for this purpose has the meaning defined in
Section 2(a)4 of the Investment Company Act of 1940.
         6. USE OF THE TRUST NAME. The Adviser hereby consents to the use by the Fund of the Trust name "Activa" as part of the Fund's name; provided, however, that such consent shall be conditioned upon the employment of the Adviser or any one of its affiliates as the manager of the Fund. The Trust name "Activa" or any variation thereof may be used from time to time in other connections and for other purposes by the Adviser and its affiliates and other investment companies that have obtained consent to the use of the Trust name "Activa." The Adviser shall have the right to require the Fund to cease using the name "Activa" as part of the Fund's name if the Fund ceases, for any reason, to employ the Adviser or one of its affiliates as the Fund's adviser. Future names adopted by the Fund itself, insofar as such names include identifying words requiring the consent of the Adviser, shall be the property of the Adviser and shall be subject to the same terms and conditions.

         7. LIMITATION OF LIABILITY OF THE TRUSTEES, OFFICERS, AND SHAREHOLDERS. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of State of The Commonwealth of Delaware and notice is hereby given that this instrument is executed on behalf of the Trustees of the Fund as Trustees and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and property of the Fund.

         8. WRITTEN NOTICE. Any notice under this agreement shall be in writing addressed and delivered or mailed postage prepaid, to the other parties at such address as such other parties may designate for the receipt of such notices.



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         IN WITNESS WHEREOF, the Trust and the Adviser have caused this agreement to be signed, as of the day and year first above written.

                            ACTIVA MUTUAL FUND TRUST

                            By: ________________________________
                                   James J. Rosloniec
                                   President


                           ACTIVA ASSET MANAGEMENT, LLC


                           By: ________________________________
                                   Allan D. Engel
                                   President